Exhibit 2.2
AMENDMENT NO. 1
TO SECURITIES PURCHASE AGREEMENT

    This AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this “Amendment”), dated as of April 5, 2023, is by and among AEP EnCap HoldCo, LLC, a Delaware limited liability company (“AEP EnCap”), Ameradvance Management LLC, a Delaware limited liability company (“ManagementCo” and, together with AEP EnCap, each a “Seller” and collectively, “Sellers”), Advance Energy Partners Holdings, LLC, a Delaware limited liability company (the “Company”), and MRC Hat Mesa, LLC, a Delaware limited liability company (“Purchaser”). Capitalized terms used in this Amendment but not otherwise defined herein shall have the respective meanings given to such terms in the Agreement (as defined below).

    WHEREAS, Sellers, the Company, Purchaser and, solely for purposes of Section 14.18 thereof, MRC Energy Company, a Texas corporation, have entered into that certain Securities Purchase Agreement, dated as of January 24, 2023 (the “Agreement”); and

    WHEREAS, pursuant to and in accordance with Section 14.9 of the Agreement, Sellers, the Company and Purchaser desire to amend the Agreement, on the terms and subject to the conditions set forth herein, in order to extend the Target Closing Date to April 12, 2023.

    NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.The first sentence of Section 10.1 of the Agreement is hereby amended by deleting the words “April 6, 2023” and substituting them with the words “April 12, 2023.”

2.Except as expressly provided in this Amendment, all of the terms and conditions of the Agreement are and will remain in full force and effect, and are hereby ratified and confirmed by Sellers, the Company and Purchaser. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Agreement or as a waiver of or consent to any further or future action on the part of any party hereto that would require the waiver or consent of any other party. Except as expressly provided herein or in the Agreement, this Amendment shall not release, waive or excuse, and each party hereto shall remain responsible and liable for, such party’s respective rights and obligations (or breach thereof) under the Agreement, as amended by this Amendment, arising prior to, on or after the date hereof. Each reference in the Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of similar import will mean and be a reference to the Agreement as amended by this Amendment.

3.The following provisions of the Agreement are hereby incorporated into and specifically made applicable to this Amendment (provided that, in construing such incorporated provisions, any reference to “this Agreement” shall be deemed to refer to this Amendment):
Section 14.2    Governing Law
Section 14.3    Arbitration
Section 14.4    Headings and Construction
Section 14.9    Amendment
Section 14.17    Counterparts

[Signature Pages Follow.]

IN WITNESS WHEREOF, the undersigned have executed this Amendment on the date first set forth above.

AEP ENCAP:

AEP ENCAP HOLDCO, LLC

By:	/s/ Kyle Kafka
Name:	Kyle Kafka
Title:	Authorized Person

MANAGEMENTCO:

AMERADVANCE MANAGEMENT LLC

By:	/s/ Parker Reese
Name:	Parker Reese
Title:	President and CEO

COMPANY:

ADVANCE ENERGY PARTNERS HOLDINGS, LLC

By:	/s/ Kyle Kafka
Name:	Kyle Kafka
Title:	Authorized Person

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]

PURCHASER:

MRC HAT MESA, LLC

By:	/s/ Van H. Singleton II
Name:	Van H. Singleton II
Title:	President–Land, A&D and Planning

[Signature Page to Amendment No. 1 to Securities Purchase Agreement]